UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 Amendment No. 1

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

OMNIMMUNE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-145507	26-3128407
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4600 Post Oak Place, Suite 352, Houston, Texas 77027
(Address of Principal Executive Offices) (Zip Code)

(713) 622-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant's Certifying Accountant.

We previously reported on our Current Report on Form 8-K dated August 6, 2008 that we dismissed Schumacher & Associates, Inc. (“Schumacher”) as our independent accountants effective as of August 7, 2008; however, while that was the date on which our board of directors approved such dismissal, the actual date of our dismissal of Schumacher was August 11, 2008, as mutually agreed to by the parties.

Schumacher served as our independent auditor only during our most recent fiscal year and through the date of dismissal (not two fiscal years as previously reported).  During such time there were no disagreements with Schumacher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Schumacher, would have caused it to make reference to the matter in connection with its reports.

We made the contents of this amended current report available to Schumacher and requested it furnish a letter addressed to the Securities and Exchange Commission as to whether it agreed or disagreed with the disclosure contain in this amended current report.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01                      Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
16.1	Letter from Schumacher & Associates, Inc. to the Securities and Exchange Commission dated August 19, 2008 regarding this amended Form 8-K/A.

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SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

`	OMNIMMUNE HOLDINGS, INC.

By:	/s/ Harris A. Lichtenstein
Harris A. Lichtenstein, Ph.D.
President and Chief Executive Officer
Date: August 21, 2008

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